                                     POWER OF ATTORNEY

      KNOW ALL MEN BY  THESE  PRESENTS,  that  the  undersigned,  constitutes  and  appoints
Phillip  S.  Gillespie  and  Kathleen  T.  Ives  and  each of  them,  his  true  and  lawful attorneys-in-fact  and agents, with full power of substitution and  resubstitution,  for him and in his capacity as  Trustee/Director  and/or  officer of  Oppenheimer  AMT-Free New York
Municipals,  Oppenheimer  California Municipal Fund,  Oppenheimer Capital Appreciation Fund,
Oppenheimer  Discovery Fund,  Oppenheimer  Global  Opportunities  Fund,  Oppenheimer  Gold &
Special  Minerals  Fund,  Oppenheimer  Growth Fund,  Oppenheimer  Money  Market Fund,  Inc.,
Oppenheimer  Multi-Sector  Income Trust, and Oppenheimer Series Fund, Inc. on behalf of each of its series  Oppenheimer  Disciplined  Allocation Fund and Oppenheimer Value Fund, to sign on his behalf any and all Registration  Statements (including any post-effective  amendments to Registration  Statements) under the Securities Act of 1933 and the Investment Company Act
of 1940 and any  amendments  and  supplements  thereto,  any filings on Form N-14, and other documents in  connection  thereunder,  and Forms 3, 4 and 5, and to file the same,  with all exhibits  thereto,  and other  documents in  connection  therewith,  with the United  States
Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents, and each of them,  full  power  and  authority  to do and  perform  each and every act and thing requisite  and  necessary to be done in and about the  premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming  all that said  attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 4th day of January, 2005

/s/ Matthew P. Fink
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Matthew P. Fink

Witness: /s/ W. Wayne Miao
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         W. Wayne Miao, Assistant Secretary